Exhibit 99.1

RYTHM, Inc. Reports Fourth Quarter and Full Year 2025 Results

ROLLING MEADOWS, IL, March 3, 2026 (GLOBE NEWSWIRE) RYTHM, Inc. (Nasdaq: RYM) (“RYTHM” or the “Company”), which delivers well-being to consumers through its portfolio of iconic brands and hemp-derived THC products including Señorita THC Margaritas, incredibles, and RYTHM Beverages, today announced financial results for the fourth quarter and full year ended December 31, 2025.

Highlights for the fourth quarter ended December 31, 2025:

●	Revenue from continuing operations of $10.7 million, up 164% from $4.0 million in the prior quarter.

●	Gross Profit from continuing operations of $8.0 million or 75% of revenue, up from $1.4 million or 34% of revenue in the prior quarter.

●	Operating loss from continuing operations of $12.9 million, primarily driven by an $8.5 million non-cash impairment charge.

●	Cash balance of $32.2 million.

●	At year end, the Company had approximately 2.1 million shares outstanding, as well as warrants convertible into 10.9 million shares, and 3.0 million shares issuable upon conversion of convertible notes (excluding interest).

Highlights for the year ended December 31, 2025:

●	Acquired portfolio of brand intellectual property including RYTHM, Dogwalkers, incredibles, Beboe, and others.

●	Generated $7.8 million in licensing fees by licensing brands to cannabis operator Green Thumb Industries.

●	Established a beverage retail footprint of over 6,000 locations across 18 states.

●	Secured placement of Señorita THC Margaritas in over 800 Circle K stores as part of the largest U.S. convenience store rollout of hemp-derived THC beverages to date.

●	Launched Señorita THC Margaritas and RYTHM Beverages at Chicago’s United Center through a multi-year partnership, making the brands the first THC beverages available at a major U.S. arena.

Management Commentary

“2025 was a transformational year for RYTHM, Inc., marked by a new name, a new ticker, and a new strategic direction as we expanded our role in the THC category, with RYTHM, Dogwalkers, and Señorita leading the way,” said Chairman and Interim CEO Ben Kovler.

“We exited the year with fourth quarter licensing revenue of $7.0 million, which was a key contributor to the Company’s total gross margins of approximately 75% for the quarter. The licensing revenue from our most recent brand acquisition began November 1, resulting in two months of contribution reflected in the fourth quarter.

“THC has faced persistent structural and regulatory headwinds, but consumer demand continues to rise. We believe consumers deserve access to safe, high-quality THC products where they already live, shop, and gather, and we have worked relentlessly to make that a reality. In a historic first, we launched a partnership with Chicago’s United Center, making Señorita and RYTHM the first THC beverages to be offered at a major U.S. arena. Bringing THC to the nation’s largest live arena is a powerful example of real progress with a world-class partner who recognizes evolving consumer demand.

“Even as federal policy continues to lag consumer reality, we remain focused on providing consumers with iconic brands they trust. Our brands are performing extremely well across diverse U.S. markets at a time when THC consumption continues to grow and Americans just say no to alcohol. As the hemp and cannabis market continues to evolve globally, owning leading U.S. brands provides long-term strategic value.”

About Us

RYTHM, Inc.’s portfolio of hemp-derived THC products delivers well-being to millions of Americans every year, and its brands are among the most recognized and trusted names in the cannabis and hemp industries, including RYTHM, incredibles, Dogwalkers, Beboe, Señorita THC Margaritas, &Shine, Doctor Solomon’s and Good Green. RYTHM, Inc. products are rooted in quality, safety and innovation and are available in thousands of physical locations and online channels. The Company is deeply committed to shaping THC experiences that enhance the daily lives of American consumers. Learn more and explore the full brand portfolio at www.RYTHMinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning RYTHM, Inc. and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future financial results, regulatory trends, potential annual licensing revenue, continued momentum for hemp-derived beverages, and potential trends in the hemp-derived beverage and alcohol markets. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including the risk that Congress does not amend or repeal the pending federal prohibition on hemp-derived THC products prior to its November 2026 effective date as well as those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Investor Contact

IR@RYTHMinc.com

Media Contact

Media@RYTHMinc.com

RYTHM, Inc.

Highlights from Unaudited Condensed Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2025 and 2024

(Amounts Expressed in Thousands of United States Dollars, Except for Share Amounts)

	Twelve months ended December 31,		Three months ended December 31,
	2025	2024	2025	2024
			(Unaudited)	(Unaudited)
Revenue	$17,283	$18	$10,660	$18
Cost of goods sold	7,093	89	2,617	89
Gross profit	10,190	(71)	8,043	(71)
Operating expenses	42,526	5,002	20,992	3,387
Operating loss from continuing operations	(32,336)	(5,073)	(12,949)	(3,458)

Other expense, net	(2,404)	(18,158)	(679)	(2,490)
Loss from continuing operations before income taxes	(34,740)	(23,231)	(13,628)	(5,948)
Income tax provision	—	2	—	—
Loss from continuing operations, net of income taxes	(34,740)	(23,229)	(13,628)	(5,948)
(Loss) income from discontinued operations, net of income taxes	1,483	(18,517)	22	(18,413)
Net loss	$(33,257)	$(41,746)	$(13,606)	$(24,361)
Basic and diluted (loss) income per share
Continuing operations	$(17.42)	$(22.77)	$(6.63)	$(3.74)
Discontinued operations	0.74	(18.15)	0.01	(11.58)
Net loss per share attributable to Common Stockholders – basic and diluted (1)	$(16.68)	$(40.92)	$(6.62)	$(15.32)
Weighted average common shares outstanding - basic and diluted (1)	1,993,947	1,020,185	2,054,242	1,589,453

[1]	Periods presented have been adjusted to retroactively reflect the 1-for-15 reverse stock split on October 8, 2024. Additional information regarding reverse stock splits may be found in Note 1 – Overview, Basis of Presentation, and Significant Accounting Policies, included in the notes to the condensed consolidated financial statements.

RYTHM, Inc.

Highlights from Unaudited Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

As of December 31,
2025

Cash and cash equivalents	$32,218
Other current assets	15,332
Goodwill	9,713
Intangible assets and related party prepaid license rights	49,400
Non-current assets associated with discontinued operations	14
Total assets	$106,677

Accounts payable and accrued expenses	$10,257
Related party debt, current	27,000
Long-term debt, current	3,621
Current liabilities associated with discontinued operations	2,082
Warrant liabilities	697
Related party debt, net of current	45,000
Long-term debt, net of current	5,000
Total equity	13,020
Total liabilities and equity	$106,677

RYTHM, Inc.

Highlights from Unaudited Condensed Consolidated Statement of Cash Flows

(Amounts Expressed in Thousands of United States Dollars)

(In thousands)	December 31, 2025	December 31, 2024
Net cash (used in) provided by:

Operating activities	$(23,537)	$(11,583)
Investing activities	(55,075)	(54)
Financing activities	79,660	42,373
Net increase in cash and cash equivalents	$1,048	$30,736